Marathon Petroleum Corp. Statement on the Passing of Board Member
Steven A. Davis

FINDLAY, Ohio, July 12, 2022 – Marathon Petroleum Corp. (NYSE: MPC) issued the following statement from John Surma, chairman of the board of directors, on the passing last weekend of its long-serving board member Steve Davis.

“We are so saddened by Steve’s passing and the loss of such a vibrant voice on our board. On behalf of our entire Marathon organization, we offer our sincerest and deepest sympathies to the Davis family. We will miss Steve’s valuable contributions to our business, his friendship and his uplifting spirit.”

Mr. Davis served as a member of the Marathon Petroleum Corporation Board of Directors for nine years.

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About Marathon Petroleum Corporation

Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation's largest refining system. MPC's marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.